CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

 (513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Increases Cash Dividend

· 9.8% rise in quarterly cash dividend

· Board sets stage for 46thconsecutive year of higher dividends

Cincinnati, February 6, 2006 -- Cincinnati Financial Corporation (Nasdaq: CINF) today announced that the board of directors voted at its regular meeting on February 3, 2006, to increase the regular quarterly cash dividend 9.8 percent to 33.5 cents per share, payable April 14, 2006, to shareholders of record on March 24, 2006. At the new level, the indicated annual dividend is $1.34 per share. Adjusted for stock dividends, cash dividends declared in 2005 were $1.205 per share.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, “As we announced on January 30, we now expect to report that written premium growth, the combined ratio and investment income growth for full-year 2005 may match or exceed the results we previously anticipated. Cincinnati Financial has consistently generated value for shareholders by following a long-term approach that commits us to the independent agency system, claims service excellence, loss reserve adequacy and total return investing. Today’s action signals the board’s continuing confidence in that approach.”

Cincinnati Financial's common stock total return to shareholders over the five years ended December 31, 2005, was 40.9 percent compared with a 2.8 percent total return for the Standard & Poor's 500 Index.

Cincinnati Financial plans to report fourth-quarter and year-end 2005 results on Wednesday, February 8. A conference call to discuss the results will be held at 1:00 p.m. EST on that day. Details regarding the Internet broadcast of the conference call are available on www.cinfin.com/investors.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

This is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

·

Unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

·

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

·

Increased frequency and/or severity of claims

·

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o

Downgrade of the company’s financial strength ratings,

o

Concerns that doing business with the company is too difficult or

o

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

·

Increased competition that could result in a significant reduction in the company’s premium growth rate

·

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages.

·

Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

·

Delays in the development, implementation, performance and benefits of technology projects and enhancements

·

Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

·

Events that reduce the company’s ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

·

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

·

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

·

Events that lead to a significant decline in the value of a particular security and impairment of the asset

·

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

·

Adverse outcomes from litigation or administrative proceedings

·

Effect on the insurance industry as a whole, and thus on the company’s business, of the recent actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

·

Limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 were to become applicable to the parent company or the application for exemptive relief is not approved

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.